UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     March 31, 2014

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538

(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202

(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangements for Certain Officers.

(c) and (e) Election and Compensation of Principal Financial Officer

On March 31, 2014, Humana Inc. (the “Company”) announced that Brian A. Kane has been elected by the Company’s Board of Directors as Senior Vice President and Chief Financial Officer effective on or about June 1, 2014.

Mr. Kane, age 41, has spent nearly 17 years at Goldman, Sachs & Co. As a managing director, he was responsible for client relationships as well as for leading strategic and financing transactions for a number of companies in multiple industries. His health insurance work has included coverage of the national and government-focused managed care organizations, and he also has spent significant time in the property casualty and life insurance sectors. In addition to his extensive insurance experience, Kane also gained critical insight into the consumer retail world through his coverage of restaurant, consumer product and retail companies. Mr. Kane holds an MBA from Harvard University, and his undergraduate degree is from Stanford University.

There are no arrangements or understandings between Mr. Kane and any other persons pursuant to which he was appointed the Company’s Senior Vice President and Chief Financial Officer. There is no family relationship between Mr. Kane and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Kane that would require disclosure pursuant to Item 404(a) of Regulation S−K under the Exchange Act.

As compensation for his service as the Company’s Senior Vice President and Chief Financial Officer, Mr. Kane will receive compensation as follows:

•	base salary of $600,000;
•	participation at the 100% target level in the Company’s Management Incentive Plan (MIP) for 2014 under the same terms as other Company Executive Officers;
•	$500,000 sign on bonus that must be reimbursed to the Company if Mr. Kane voluntarily terminates his employment or is terminated for Cause less than one year from his employment date ;
•
a long-term equity incentive grant of restricted stock units comprised of (a) $2,000,000 of restricted stock units with time-based vesting upon the third anniversary of the award, and (b) $1,000,000 of restricted stock units with vesting at the end of three years contingent upon achievement of performance criteria based upon three-year cumulative goals for strategic membership growth and return on invested capital less weighted average cost of capital;

•
participation in the Company’s Severance Policy, which provides for severance benefits upon certain qualifying terminations of employment, which such benefits calculated based upon years of service with the Company;

•
a Change in Control severance agreement which will provide that, if Mr. Kane’s employment is terminated by the Company under certain circumstances within twenty-four months following a Change in Control, or under certain circumstances prior to a Change in Control, Mr. Kane would be entitled to receive severance pay in the amount of one and one half times the sum of annual base salary and target MIP under the same terms and conditions as other executive officers of the Company;

•	matching charitable contribution benefit of $20,000 annually
•	other benefits commensurate with service as an executive officer of the Company, including relocation, health benefits, financial planning and an executive physical.

In addition, the Company announced that Steven E. McCulley, who has been in the role of Interim Chief Financial Officer of the Company since January 1, 2014, has been elected by the Company’s Board of Directors as Chief Accounting Officer, effective upon Mr. Kane’s first date of employment.  The information regarding Mr. McCulley required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K are hereby incorporated by reference from the Company s definitive proxy statement filed with the Securities and Exchange Commission on March 10, 2014.

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Interim Chief Financial Officer (Principal Financial Officer)

Dated:    March 31, 2014